UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2016

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 – COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On September 26, 2016, the Board of Directors of ImmunoGen, Inc. (also referred to as “we,” “our” or “ImmunoGen”) approved a plan to reengineer our business, resulting in a reduction of our workforce by approximately 17%, or 65 positions, which includes the separation of 60 current employees.  Approximately 320 employees will remain after the plan is fully implemented.  Communication of the plan to the impacted employees was substantially completed on September 29, 2016.

We expect all of the workforce reduction to be completed during the quarter ending December 31, 2016.  As a result of the workforce reduction, we estimate we will record a one-time charge totaling approximately $3.5 million related to termination benefits and other related charges.  Most of this charge is expected to be recorded in the quarter ending September 30, 2016, with the remainder being in the following quarter and the related cash payments will be substantially paid out by June 30, 2017.

In addition to the termination benefits and other related charges, we will seek to sub-lease 10,281 square feet of unoccupied office space in Waltham that we leased in February 2016. Since the financial impact of  the sub-lease effort is dependant on the length of time it takes to find a tenant and the terms of the sub-lease, we currently cannot estimate the loss we will incur.  As permitted by Item 2.05 of Form 8-K, we will file an amendment to this Report under item 2.05 within four business days after we determine an estimate or range of estimates.

Additional information related to the reengineering plan is contained in a press release issued by ImmunoGen on September 29, 2016, filed as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a) – (d)  Not applicable.

(e)  On September 23, 2016, the Compensation Committee of our Board of Directors amended our Severance Pay Plan for Vice Presidents and Higher.  The purpose of this plan is to provide a period of continued income and benefits to certain of our corporate officers whose employment with us is involuntarily terminated without cause.

The amendments affect the benefits offered to our executive officers under the plan as follows:

•

We will subsidize the employee’s COBRA premium (assuming the employee elects to receive COBRA benefits) at the same rate it subsidizes coverage for similarly situated active employees, as such subsidy may be modified from time to time, for the duration of the period of salary continuation.

•	We will provide outplacement services lasting not less than six months at a level to be determined in our sole discretion.

The foregoing summary is qualified in its entirety by reference to the full text of the plan filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

(f)  Not applicable.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d): The following exhibits are being filed herewith:

Exhibit No.	Exhibit

10.1	Severance Pay Plan for Vice Presidents and Higher, as amended through September 23, 2016
99.1	Press Release of ImmunoGen, Inc. dated September 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: September 29, 2016	/s/ David B. Johnston

David B. Johnston
Executive Vice President and Chief Financial Officer